Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

Board of Directors
Lake Victoria Mining Co., Inc.
6805 Sundance Trail
Riverside, CA 82506

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 10, 2008, on the financial statements of Lake Victoria Mining Co., Inc. as of March 31, 2008 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form S-1 Registration Statement filed with the Securities and Exchange Commission.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

September 2, 2008